Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116711 on Form S-3 and Nos. 333-152818 and 333-99043 on Form S-8 of our reports dated February 27, 2009, relating to the consolidated financial statements of Cedar Fair, L.P., and the effectiveness of Cedar Fair, L.P.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cedar Fair, L.P. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
February 27, 2009

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